Exhibit 99.1

Investor Relations Contact

Monica Prokocki

VP of Investor Relations

602-767-2100

investor.relations@lifestance.com

LifeStance Reports Fourth Quarter and Full Year 2022 Results

SCOTTSDALE, Ariz. – March 8, 2023 – LifeStance Health Group, Inc. (Nasdaq: LFST), one of the nation’s largest providers of outpatient mental healthcare, today announced financial results for the fourth quarter and full year ended December 31, 2022.

(All results compared to prior-year comparative period, unless otherwise noted)

2022 Highlights and 2023 Outlook

•
Fourth quarter revenue increased 21% to $229.4 million and full year revenue of $859.5 million increased $192.0 million or 29% compared to revenue of $667.5 million
•
Clinician base increased 18% to 5,631 clinicians, including 200 net clinician adds in the fourth quarter and 841 for the full year
•
Net loss of $46.7 million in the fourth quarter and $215.6 million for the full year, primarily driven by stock and unit-based compensation
•
Adjusted EBITDA of positive $10.2 million in the fourth quarter and positive $52.7 million for the full year
•
Expecting full year 2023 revenue of $980 million to $1.02 billion, Center Margin of $270 to $290 million, and Adjusted EBITDA of $50 to $62 million

“The fourth quarter and full year of 2022 concluded on a positive note. We are encouraged by the early signs of improvement but fully recognize that we have much work ahead,” said Ken Burdick, Chairman and CEO of LifeStance. “Our focus remains on streamlining and standardizing our business over the next two years, which will pave the way for profitable and sustainable growth, and long-term value creation for our shareholders.”

Financial Highlights
	Q4 2022	Q4 2021	Y/Y	FY 2022	FY 2021	Y/Y
(in millions)
Total revenue	$229.4	$190.1	21%	$859.5	$667.5	29%
Loss from operations	(46.0)	(113.8)	(60%)	(210.2)	(286.4)	(27%)
Center Margin	62.7	54.2	16%	237.0	201.5	18%
Net loss	(46.7)	(108.0)	(57%)	(215.6)	(307.2)	(30%)
Adjusted EBITDA	10.2	11.4	(11%)	52.7	49.2	7%
As % of Total revenue:
Loss from operations	(20.1%)	(59.9%)		(24.5%)	(42.9%)
Center Margin	27.3%	28.5%		27.6%	30.2%
Net loss	(20.4%)	(56.8%)		(25.1%)	(46.0%)
Adjusted EBITDA	4.4%	6.0%		6.1%	7.4%

(All results compared to prior-year period, unless otherwise noted)

•
In the fourth quarter, total revenue grew 21% to $229.4 million, and for the full year, total revenue grew $192.0 million or 29% to $859.5 million compared to revenue of $667.5 million. Strong revenue growth in the fourth quarter was driven primarily by increased visit volumes.
•
In the fourth quarter, loss from operations was $46.0 million, and for the full year, loss from operations was $210.2 million, primarily driven by stock and unit-based compensation. In the fourth quarter, net loss was $46.7 million and for the full year, net loss was $215.6 million.
•
In the fourth quarter, Center Margin grew 16% to $62.7 million, or 27.3% of total revenue. For the full year, Center Margin grew 18% to $237.0 million, or 27.6% of total revenue.
•
In the fourth quarter, Adjusted EBITDA declined 11% to $10.2 million, or 4.4% of total revenue. For the full year, Adjusted EBITDA grew 7% to $52.7 million, or 6.1% of total revenue. Adjusted EBITDA as a percentage of revenue decreased as a result of higher-than-expected G&A expenses in the fourth quarter, due to investments in the business that were accelerated.

Strategy and Key Developments

In 2022, LifeStance took the following actions to support the Company's strategy to expand into new markets, build market density and offer a technology-enabled experience for our patients and clinicians:

•
Drove 18% year-over-year growth in the clinician base to 5,631 with the addition of 200 net clinicians in the fourth quarter and 841 net clinicians for the full year, demonstrating that the Company’s value proposition continues to resonate in the market
•
Opened 9 de novo centers in the fourth quarter and 90 for the full year, bringing total centers to over 600
•
Completed four acquisitions in the fourth quarter and 13 during the full year, bringing the total since inception to 90 as the Company continues to expand into new markets, build market density and grow its clinician base
•
Continued to deploy proprietary online booking and intake experience ("OBIE") across the country, which is now live in 20 states
•
Strengthened management team by hiring Ken Burdick as Chief Executive Officer, David Bourdon as Chief Financial Officer, and appointing Danish Qureshi to President and Chief Operating Officer
•
Certified by Great Place to Work®, the global authority on workplace culture, employee experience and leadership behaviors proven to deliver market-leading revenue, employee retention and increased innovation, for the second straight year

Balance Sheet, Cash Flow and Capital Allocation

For the year ended December 31, 2022, LifeStance provided $52.8 million cash flow from operations, including $36.0 million during the fourth quarter of 2022. The Company ended the fourth quarter with cash of $108.6 million and net long-term debt of $225.1 million.

2023 Guidance

LifeStance is providing the following initial outlook for 2023:

•
The Company expects full year revenue of $980 million to $1.02 billion, Center Margin of $270 to $290 million, and Adjusted EBITDA of $50 to $62 million.
•
For the first quarter of 2023, the Company expects total revenue of $242 to $252 million, Center Margin of $62 to $69 million, and Adjusted EBITDA of $7 to $12 million.

Conference Call, Webcast Information, and Presentations

LifeStance will hold a conference call today, March 8, at 8:30 a.m. Eastern Time to discuss the fourth quarter and full year 2022 results. Investors who wish to participate in the call should dial 1-800-715-9871, domestically, or 1-646-307-1963, internationally, approximately 10 minutes before the call begins and provide conference ID number 4226236 or ask to be joined into the LifeStance call. A real-time audio webcast can be accessed via the Events and Presentations section of the LifeStance Investor Relations website (https://investor.lifestance.com), where related materials will be posted prior to the conference call.

About LifeStance Health Group, Inc.

Founded in 2017, LifeStance (Nasdaq: LFST) is reimagining mental health. We are one of the nation’s largest providers of virtual and in-person outpatient mental health care for children, adolescents and adults experiencing a variety of mental health conditions. Our mission is to help people lead healthier, more fulfilling lives by improving access to trusted, affordable, and personalized mental healthcare. LifeStance employs approximately 5,600 psychiatrists, advanced practice nurses, psychologists and therapists and operates across 34 states and approximately 600 centers. To learn more, please visit www.LifeStance.com.

We routinely post information that may be important to investors on the “Investor Relations” section of our website at investor.lifestance.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to full-year and first-quarter guidance and management's related assumptions, statements about the Company’s financial position; business plans and objectives; general economic and industry trends; operating results; and working capital and liquidity and other statements contained in this presentation that are not historical facts. When used in this press release and on the related teleconference, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be harmed; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with affiliated practices, which we do not own, to provide health care services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business, results of operations and financial condition would be harmed; the impact of health care reform legislation and other changes in the healthcare industry and in health care spending on us is currently unknown, but may harm our business; if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; actual or anticipated changes or fluctuations in our results of operations; our existing indebtedness could adversely affect our business and growth prospects; and other risks and uncertainties set forth under “Risk Factors” included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent filings made with the Securities and Exchange Commission. LifeStance does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA, and Adjusted EBITDA margin. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the Company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the Company’s operating performance and prospects. These non-GAAP financial measures, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. Therefore, the Company’s non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, such as net loss or (loss) income from operations.

Center Margin and Adjusted EBITDA anticipated for the first quarter of 2023 and full year 2023 are calculated in a manner consistent with the historical presentation of these measures at the end of this release. Reconciliation for the forward-looking first quarter of 2023 and full year 2023 Center Margin and Adjusted EBITDA guidance is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. As such, LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results.

# # # #

Consolidated Financial Information and Reconciliations

CONSOLIDATED BALANCE SHEETS

(In thousands, except for par value)

	Successor
	December 31, 2022	December 31, 2021
CURRENT ASSETS
Cash and cash equivalents	$108,621	$148,029
Patient accounts receivable, net	100,868	76,078
Prepaid expenses and other current assets	23,734	42,413
Total current assets	233,223	266,520
NONCURRENT ASSETS
Property and equipment, net	194,189	152,242
Right-of-use assets	199,431	—
Intangible assets, net	263,294	300,355
Goodwill	1,272,939	1,204,544
Other noncurrent assets	10,795	3,448
Total noncurrent assets	1,940,648	1,660,589
Total assets	$2,173,871	$1,927,109
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$12,285	$14,152
Accrued payroll expenses	75,650	60,002
Other accrued expenses	30,428	26,510
Current portion of contingent consideration	15,876	14,123
Operating lease liabilities, current	38,824	—
Other current liabilities	2,936	1,965
Total current liabilities	175,999	116,752
NONCURRENT LIABILITIES
Long-term debt, net	225,079	157,416
Operating lease liabilities, noncurrent	212,586	—
Deferred tax liability, net	38,701	54,281
Other noncurrent liabilities	2,783	53,632
Total noncurrent liabilities	479,149	265,329
Total liabilities	$655,148	$382,081
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock – par value $0.01 per share; 25,000 shares authorized as of December 31, 2022 and December 31, 2021; 0 shares issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Common stock – par value $0.01 per share; 800,000 shares authorized as of December 31, 2022 and December 31, 2021; 375,964 and 374,255 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	3,761	3,743
Additional paid-in capital	2,084,324	1,898,357
Accumulated other comprehensive income	3,274	—
Accumulated deficit	(572,636)	(357,072)
Total stockholders' equity	1,518,723	1,545,028
Total liabilities and stockholders’ equity	$2,173,871	$1,927,109

consolidated statements of operations and comprehensive loss

(In thousands, except for Net Loss per Share)

	Successor			Predecessor
	Year Ended December 31, 2022	Year Ended December 31, 2021	April 13 to December 31, 2020*	January 1 to May 14, 2020
TOTAL REVENUE	$859,542	$667,511	$265,556	$111,661
OPERATING EXPENSES
Center costs, excluding depreciation and amortization shown separately below	622,525	466,003	179,264	78,777
General and administrative expenses	377,993	433,725	51,841	20,854
Depreciation and amortization	69,198	54,136	27,710	3,335
Total operating expenses	$1,069,716	$953,864	$258,815	$102,966
(LOSS) INCOME FROM OPERATIONS	$(210,174)	$(286,353)	$6,741	$8,695
OTHER (EXPENSE) INCOME
(Loss) gain on remeasurement of contingent consideration	(1,688)	(2,610)	(576)	322
Transaction costs	(722)	(3,762)	(3,937)	(33,247)
Interest expense	(19,928)	(38,911)	(19,112)	(3,020)
Other expense	(218)	(1,469)	(263)	(14)
Total other expense	$(22,556)	$(46,752)	$(23,888)	$(35,959)
LOSS BEFORE INCOME TAXES	(232,730)	(333,105)	(17,147)	(27,264)
INCOME TAX BENEFIT	17,166	25,908	4,022	2,319
NET LOSS	$(215,564)	$(307,197)	$(13,125)	$(24,945)
Accretion of Redeemable Class A units	—	(36,750)	—	—
Accretion of Series A-1 redeemable convertible preferred units	—	—	—	(272,582)
Cumulative dividend on Series A redeemable convertible preferred units	—	—	—	(662)
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS/MEMBERS	$(215,564)	$(343,947)	$(13,125)	$(298,189)
NET LOSS PER SHARE, BASIC AND DILUTED	(0.61)	(1.05)	(0.04)
Weighted-average shares used to compute basic and diluted net loss per share	355,278	327,523	302,335

NET LOSS	$(215,564)	$(307,197)	$(13,125)	$(24,945)
OTHER COMPREHENSIVE INCOME
Unrealized gains on cash flow hedge, net of tax	3,274	—	—	—
COMPREHENSIVE LOSS	$(212,290)	$(307,197)	$(13,125)	$(24,945)

* For the period from April 13, 2020 through May 14, 2020, the operations of LifeStance TopCo, L.P. (Successor) were limited to those incident to its formation and the acquisition of LifeStance Health, LLC by affiliates of TPG Inc. (the "TPG Acquisition"), which were not significant. Earnings from April 13 to May 14 were reflected in the Predecessor 2020 Period.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Successor			Predecessor
	Year Ended December 31, 2022	Year Ended December 31, 2021	April 13 to December 31, 2020*	January 1 to May 14, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(215,564)	$(307,197)	$(13,125)	$(24,945)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	69,198	54,136	27,710	3,335
Non-cash operating lease costs	38,161	—	—	—
Stock and unit-based compensation	187,430	259,439	1,452	—
Deferred income taxes	(16,733)	(26,945)	(4,156)	(2,345)
Loss on debt extinguishment	3,380	14,440	3,066	—
Amortization of discount and debt issue costs	1,949	1,797	759	215
Loss (gain) on remeasurement of contingent consideration	1,688	2,610	576	(322)
Loss on disposal of assets	218	—	—	—
Endowment of shares to LifeStance Health Foundation	—	9,000	—	—
Change in operating assets and liabilities, net of businesses acquired:
Patient accounts receivable	(21,663)	(24,213)	(8,183)	(5,122)
Prepaid expenses and other current assets	(3,431)	(29,121)	(1,101)	(4,526)
Accounts payable	7,667	623	2,467	(1,638)
Accrued payroll expenses	12,100	15,265	58	8,753
Operating lease liabilities	(13,169)	—	—	—
Other accrued expenses	1,558	39,586	(31,492)	40,031
Net cash provided by (used in) operating activities	52,789	9,420	(21,969)	13,436
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(79,255)	(94,492)	(25,262)	(12,804)
Acquisition of Predecessor, net of cash acquired	—	—	(646,694)	—
Acquisitions of businesses, net of cash acquired	(60,206)	(99,584)	(164,135)	(12,274)
Net cash used in investing activities	(139,461)	(194,076)	(836,091)	(25,078)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from initial public offering, net of underwriters discounts and commissions and deferred offering costs	—	548,905	—	—
Contributions from Members related to acquisition of Predecessor	—	—	633,585	—
Issuance of common units to new investors	—	1,000	21,000	—
Repurchase of Series A redeemable convertible preferred units	—	—	—	(1,000)
Proceeds from long-term debt, net of discount	257,324	98,800	392,064	74,350
Payments of debt issue costs	(7,266)	(2,360)	(8,684)	(650)
Payments of long-term debt	(187,766)	(311,390)	(156,785)	(18,222)
Prepayment for debt paydown	(1,609)	(8,820)	—	—
Payments of contingent consideration	(12,515)	(12,279)	(4,291)	(19,093)
Taxes related to net share settlement of equity awards	(904)	—	—	—
Net cash provided by financing activities	47,264	313,856	876,889	35,385
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(39,408)	129,200	18,829	23,743
Cash and Cash Equivalents - Beginning of period	148,029	18,829	—	3,481
CASH AND CASH EQUIVALENTS – END OF PERIOD	$108,621	$148,029	$18,829	$27,224

* For the period from April 13, 2020 through May 14, 2020, the operations of LifeStance TopCo, L.P. (Successor) were limited to those incident to its formation and the TPG Acquisition, which were not significant. Earnings from April 13 to May 14 were reflected in the Predecessor 2020 Period.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Successor			Predecessor
	Year Ended December 31, 2022	Year Ended December 31, 2021	April 13 to December 31, 2020*	January 1 to May 14, 2020
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$14,365	$22,415	$14,292	$2,857
Cash paid for taxes, net of refunds	$2,237	$1,093	$221	$25
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES
Equipment financed through finance leases	$363	$1,438	$109	$415
Contingent consideration incurred in acquisitions of businesses	$11,221	$10,685	$10,220	$3,788
Acquisition of property and equipment included in liabilities	$7,891	$15,845	$4,465	$2,718
Surrender of common stock	$982	$—	$—	$—
Issuance of common units for convertible promissory note conversion	$—	$—	$511	$—
Issuance of common units for acquisitions of businesses	$—	$1,486	$7,590	$—
Taxes related to net share settlement of equity awards included in liabilities	$—	$441	$—	$—

* For the period from April 13, 2020 through May 14, 2020, the operations of LifeStance TopCo, L.P. (Successor) were limited to those incident to its formation and the TPG Acquisition, which were not significant. Earnings from April 13 to May 14 were reflected in the Predecessor 2020 Period.

RECONCILIATION OF (loss) income FROM OPERATIONS TO CENTER MARGIN

	Successor			Predecessor
	Year Ended December 31, 2022	Year Ended December 31, 2021	April 13 to December 31, 2020	January 1 to May 14, 2020
(in thousands)
(Loss) income from operations	$(210,174)	$(286,353)	$6,741	$8,695
Adjusted for:
Depreciation and amortization	69,198	54,136	27,710	3,335
General and administrative expenses (1)	377,993	433,725	51,841	20,854
Center Margin	$237,017	$201,508	$86,292	$32,884
(1)
Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure and stock and unit-based compensation for all employees.

RECONCILIATION OF NET loss TO ADJUSTED EBITDA

	Successor			Predecessor
	Year Ended December 31, 2022	Year Ended December 31, 2021	April 13 to December 31, 2020	January 1 to May 14, 2020
(in thousands)
Net loss	$(215,564)	$(307,197)	$(13,125)	$(24,945)
Adjusted for:
Interest expense	19,928	38,911	19,112	3,020
Depreciation and amortization	69,198	54,136	27,710	3,335
Income tax benefit	(17,166)	(25,908)	(4,022)	(2,319)
Loss (gain) on remeasurement of contingent consideration	1,688	2,610	576	(322)
Stock and unit-based compensation expense	187,430	259,439	1,452	—
Management fees (1)	—	1,445	142	14
Loss on disposal of assets	218	24	121	—
Transaction costs (2)	722	3,762	3,937	33,247
Offering related costs (3)	—	8,747	—	—
Endowment to the LifeStance Health Foundation	—	10,000	—	—
Executive transition costs	1,274	—	—	—
Litigation costs (4)	851	—	—	—
Other expenses (5)	4,091	3,185	1,567	635
Adjusted EBITDA	$52,670	$49,154	$37,470	$12,665

(1)
Represents management fees paid to certain of our executive officers and affiliates of our principal stockholders pursuant to the management services agreement entered into in connection with the TPG Acquisition. During the year ended December 31, 2021, the management services agreement terminated in connection with the IPO and we were required to pay a one-time fee of $1.2 million to such parties.
(2)
Primarily includes capital markets advisory, consulting, accounting and legal expenses related to our acquisitions and costs related to the TPG Acquisition.
(3)
Primarily includes non-recurring incremental professional services, such as accounting and legal, and directors' and officers' insurance incurred in connection with the IPO.
(4)
Litigation costs include only those costs which are considered non-recurring and outside of the ordinary course of business based on the following considerations, which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) the complexity of the case, (iii) the nature of the remedy(ies) sought, including the size of any monetary damages sought, (iv) the counterparty involved, and (v) our overall litigation strategy.
(5)
Primarily includes costs incurred to consummate or integrate acquired centers, certain of which are wholly-owned and certain of which are affiliated practices, in addition to the compensation paid to former owners of acquired centers and related expenses that are not reflective of the ongoing operating expenses of our centers. Acquired center integration and other are components of general and administrative expenses included in our consolidated statements of operations and comprehensive loss. Former owner fees is a component of center costs, excluding depreciation and amortization included in our consolidated statements of operations and comprehensive loss.